Exhibit 4.3
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.
UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

No. 001	$500,000,000
THE LUBRIZOL CORPORATION
8.875% Note due 2019
CUSIP: 549271 AG9
ISIN: US549271AG91
          THE LUBRIZOL CORPORATION, an Ohio corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000), or such other principal amount as may be set forth in the records of the Trustee (hereinafter referred to) in accordance with the terms of the Indenture, on February 1, 2019 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date).
          Interest Payment Dates: February 1 and August 1
          Regular Record Dates: January 15 and July 15
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated: January 27, 2009

THE LUBRIZOL CORPORATION
By:
	Name:	Charles P. Cooley
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

[CORPORATE SEAL]

Attest:
Leslie M. Reynolds

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Dated: January 27, 2009
          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

8.875% Senior Notes due 2019
          Capitalized terms used herein shall have the meanings assigned to them in the Base Indenture referred to below unless otherwise indicated.
          Interest. The Lubrizol Corporation, an Ohio corporation (the “Company”), promises to pay interest on the principal amount of this Note at 8.875% per annum from the date hereof until the Maturity. The Company shall pay interest in arrears semiannually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance through but excluding the date on which interest is paid. The first Interest Payment Date shall be August 1, 2009. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
          Subject to the limitations set forth in Section 3.02(d)(ii) of the First Supplemental Indenture (as defined herein), the interest rate payable on the Notes (as defined herein) will be subject to adjustment from time to time, on the terms set forth in the Indenture, if either Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof) downgrades (or subsequently upgrades) the debt rating assigned to the Notes. If the interest rate payable on this Note is increased in accordance with the terms hereof and of the Indenture, then the term “interest,” as used in this Note and the Indenture, will be deemed to include any such additional interest unless the context otherwise requires.
          Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 307 of the Indenture with respect to Defaulted Interest. The Notes shall be payable as to principal, premium, if any, and interest at the office of the Trustee, which shall be the initial Paying Agent and Security Registrar for the Notes, located initially at Wells Fargo Bank, National Association, Corporate Trust Operations, 608 Second Avenue South, N9303-121, Minneapolis, Minnesota 55479, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          General. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of January 27, 2009, between the Company and Wells Fargo Bank, National Association (herein called the “Trustee”, which term includes any successor trustee under the Indenture with respect to a series of which this Note is a part), as supplemented by a First Supplemental Indenture thereto, dated as of January 27, 2009 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as 8.875% Senior Notes due February 1, 2019 (collectively, the “Notes”), initially limited in aggregate principal amount to $500,000,000 (the “Initial Notes”).
          Further Issuance. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes (the “Additional Notes”) having the same ranking and the same interest rate, Maturity and other terms as the Initial Notes. Any Additional Notes and the Initial Notes shall constitute a single series under the Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes unless the context otherwise requires.
          Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
          Sinking Fund. The Notes are not subject to any sinking fund.
          Optional Redemption. The Notes shall be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days prior notice, on any date prior to their Maturity at a Redemption Price, calculated pursuant to the Indenture, which includes accrued interest thereon, if any, to, but not including, the Redemption Date. In the case of any partial redemption, selection of the Notes for redemption will be made by the Depositary or by the Trustee in accordance with the terms of the Indenture; provided, however, that in no event, shall Notes of a Principal Amount of $2,000 or less be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the Principal Amount thereof to be redeemed. A new Note in Principal Amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of this Note.
          Repurchase upon a Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, the Company shall be required to make an offer to repurchase the Notes on the terms set forth in the Indenture.
          Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
          Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes then Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
          Defaults and Remedies. Events of Default include: (a) default in the payment of any interest on the Notes, when such interest becomes due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of the principal of (or premium, if any, on) the Notes at its Maturity; (c) default in the performance, or breach, of any covenant or agreement of the Company in the Base Indenture that affects or is applicable to the Notes (other than a default in the performance or breach of a covenant or agreement that is elsewhere in the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of other series of Securities), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; (d) default in the payment of principal when due or resulting in acceleration of other Indebtedness of the Company or any Significant Subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $50 million and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Notes; provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; and (e) certain events of bankruptcy and insolvency with respect to the Company.
          If an Event of Default as described in clause (a), (b), (c) or (d), occurs and is continuing, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of the Notes then Outstanding and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if from the Holders), specifying the respective Event of Default and that it is a “notice of acceleration,” and upon any such declaration, the same shall become immediately due and payable.

          In the case of an Event of Default arising from certain events of bankruptcy or insolvency as described in clause (e) above, the Principal Amount of all Notes then Outstanding, together with any accrued and unpaid interest through the occurrence of such Event of Default, shall become and be due and payable immediately without any declaration or other act by the Trustee or any other Holder. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Holders of not less than a majority in aggregate Principal Amount of the then Outstanding Notes may on behalf of the Holders of all of the Notes waive any past Default or Event of Default described in clauses (a), (b) or (c) (or, in the case of a Default or Event of Default described in clause (d) or (e), the Holders of not less than a majority in principal amount of all Outstanding Securities may waive any such past Default or Event of Default) and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, or in respect of a covenant or provision of the Indenture which under Article Nine of the Base Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of such affected series. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
          Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company and their Affiliates, and may otherwise deal with the Company and their Affiliates, as if it were not the Trustee.
          No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the U.S. Securities and Exchange Commission that such a waiver is against public policy.
          Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
          CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          Ranking. The Notes will be unsecured and unsubordinated obligations and will rank equal in right of payment to all of the existing and future unsecured and unsubordinated indebtedness of the Company.
          Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness with respect to the Notes and (b) certain covenants, including the covenant relating to consolidations and mergers, in each case upon compliance by the Company with certain conditions set forth in the Indenture.
          Satisfaction and Discharge. The Indenture contains provisions for satisfaction and discharge of the Notes at any time upon compliance by the Company with certain conditions set forth in the Indenture.
          Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.
          Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York law.
          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

ASSIGNMENT FORM
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee.

SCHEDULE OF INCREASES OR DECREASES IN PRINCIPAL AMOUNT
     The initial principal amount of this Note is $500,000,000. The following increases or decreases in this Note have been made:

	Amount of decrease in	Amount of increase in	Principal amount of this
Date of Redemption or	Principal Amount of this	Principal Amount of this	Note following such	Notation Made by or on
Repurchase	Note	Note	decrease or increase	Behalf of Trustee